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                                    EXHIBIT 23.1









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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Penn Treaty American Corporation on Form S-3 of our reports dated March 5, 1997, on our audits of the consolidated financial statements and financial statement schedule of Penn Treaty American Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in Form 10-K which is incorporated by reference in the registration statement. We also consent to the reference to our firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania
April 9, 1997